As filed with the Securities and Exchange Commission on May 14, 2007
Registration No. 333-13222

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT No. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Gemplus International S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg	N/A

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
46A, Avenue J.F. Kennedy
L-1855, Luxembourg
Grand Duchy of Luxembourg

(Address of principal executive offices)

Gemplus International S.A. 2000-2001 Stock Option Plan
Gemplus International S.A. 2000-2001 Option Reserve Plan
Gemplus International S.A. Share and Option Exchange Plan
(Full title of the plan)

Mr. Len Pojunas (“Agent”)
Gemalto Inc.
8311 North FM 620 Road
Austin, Texas 78726
Telephone: (512) 257-3900
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Jon J. Lyman, Esq.
Willkie Farr & Gallagher LLP
1 Angel Court
London EC2R 7HJ
England
Telephone: 011 44 207 696 5440

DEREGISTRATION OF SECURITIES
SIGNATURES

DEREGISTRATION OF SECURITIES
     Pursuant to a Registration Statement on Form S-8 (File No. 333-13222) (the “Registration Statement”) filed with the Securities and Exchange Commission on March 1, 2001, Gemplus International S.A. (“Gemplus”) registered an aggregate of 70,000,000 Ordinary Shares, no par value per share, evidenced by American Depositary Receipts (“ADRs”), representing American Depositary Shares (the “Shares”), to be offered pursuant to the Gemplus International S.A. 2000-2001 Stock Option Plan, the Gemplus International S.A. 2000-2001 Option Reserve Plan and the Gemplus International S.A. Share and Option Exchange Plan (the “Gemplus Plans”). This Amendment No. 1 to the Registration Statement (this “Amendment”) is being filed in connection with the mandatory acquisition of the shares of Gemplus not held by Gemalto N.V. (“Gemalto”) pursuant to Luxembourg law (the “Mandatory Acquisition”). Following the Mandatory Acquisition, Gemplus no longer intends to offer Shares to its employees under the Gemplus Plans pursuant to this Registration Statement. The purpose of this Amendment is to terminate the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 1st day of May, 2007.

Gemplus International S.A.
By:	/s/ Eke Bijzitter
	Name:	Eke Bijzitter
	Title:	Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ Eke Bijzitter Eke Bijzitter	Director and Chief Executive Officer (Principal Executive Officer)	May 1, 2007

/s/ Charles Desmartis Charles Desmartis	Chief Financial Officer (Principal Financial Officer) and Principal Accounting Officer	May 3, 2007

/s/ Olivier Piou Gemalto N V, represented by Olivier Piou, CEO	Director	April 30, 2007

/s/ Christophe Pouteau Christophe Pouteau	Director	May 3, 2007

/s/ Lloyd Smith Lloyd Smith	Director	May 4, 2007

/s/ Len Pojunas Len Pojunas	Duly authorized representative in the United States	May 1, 2007